Exhibit 16

POWER OF ATTORNEY

     The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina S. Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Richard S. Davis and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, (except as noted therein), hereby authorize John M. Perlowski, Howard Surloff, Ira P. Shapiro, Ben Archibald, Edward Baer, Douglas McCormack, Aaron Wasserman, Brian Schmidt, Neal J. Andrews, Jay Fife, Brendan Kyne and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated, the Registration Statement on Form N-1A, filed for such registered investment company, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of February, 2011.

Signature	Title	Signature	Title

/s/ DAVID O. BEIM	Director/Trustee	/s/ ROBERT C. ROBB	Director/Trustee

(David O. Beim)		(Robert C. Robb, Jr.)

/s/ RONALD W. FORBES	Director/Trustee	/s/ TOBY ROSENBLATT	Director/Trustee

(Ronald W. Forbes)		(Toby Rosenblatt)

/s/ MATINA S. HORNER	Director/Trustee	/s/ KENNETH L. URISH	Director/Trustee

(Dr. Matina S. Horner)		(Kenneth L. Urish)

/s/ RODNEY D. JOHNSON	Director/Trustee	/s/ FREDERICK W. WINTER	Director/Trustee

(Rodney D. Johnson)		(Frederick W. Winter)

/s/ HERBERT I. LONDON	Director/Trustee	/s/ RICHARD S. DAVIS	Director/Trustee

(Herbert I. London)		(Richard S. Davis)

/s/ CYNTHIA A. MONTGOMERY	Director/Trustee	/s/ HENRY GABBAY	Director/Trustee

(Cynthia A. Montgomery)		(Henry Gabbay)

/s/ JOSEPH P. PLATT	Director/Trustee

(Joseph P. Platt)

Appendix A

BBIF Government Securities Fund
BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
BlackRock Financial Institution Series Trust
BlackRock Funds
BlackRock Funds III
BlackRock Global Emerging Markets Fund Inc.
BlackRock Global Financial Services Fund, Inc.
BlackRock Healthcare Fund, Inc.
BlackRock Index Funds, Inc.
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds

BlackRock Master LLC+
BlackRock Pacific Fund, Inc.
BlackRock Series, Inc.
Funds for Institutions Series
Global Financial Services Master LLC+
Master Government Securities LLC+
Master Institutional Money Market LLC+
Master Investment Portfolio+
Master Large Cap Series LLC*+
Master Money LLC+
Master Tax-Exempt LLC+
Master Treasury LLC+
Quantitative Master Series LLC+
Ready Assets Prime Money Fund
Ready Assets U.S.A. Government Money Fund
Ready Assets U.S. Treasury Money Fund
Retirement Series Trust
BlackRock Balanced Capital Fund, Inc. (in connection
with its investment in the Master Large Cap Core
Portfolio of Master Large Cap Series LLC)*

* The Equity-Liquidity Directors/Trustees are authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in their capacity as directors of the master fund.

+ When required to do so, the Equity-Liquidity Directors/Trustees, in their capacities as directors of the master funds listed above, are authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.

A-1